Exhibit 99.2


      [Logo of Entergy]                                Entergy
                                                       639 Loyola Avenue
                                                       New Orleans, LA 70113




      Date:      July 31, 2001                          NEWS
                                                        RELEASE
      For        Immediately
      Release:

      Contact:   Yolanda Pollard (News Media)
                 (504) 576-4238
                 ypollar@entergy.com

                 Nancy Morovich (Investor Relations)
                 (504) 576-5506
                 (888) 925-8406 (pager)
                 nmorovi@entergy.com


                    Entergy Reports Strong Second Quarter


          New Orleans, La. - Entergy Corporation (NYSE:ETR)

     today announced that second quarter 2001 consolidated

     earnings were up over the same period a year ago,

     despite milder weather in 2001. The 2001 increase was

     driven by improved results in Entergy's competitive

     nuclear and trading businesses, which are not subject

     to state and local regulation.

          Earnings per share from Entergy's operations,

     which include the competitive businesses, set a second

     quarter record for the company. On an operational

     basis, Entergy's earnings were $238.9 million, or $1.06

     per share, in second quarter 2001, when compared with

     $223.9 million, or 98 cents per share, in the year-

     earlier period. Entergy experienced unusually hot

     weather in the second quarter of 2000 which accounted

     for 10 cents of the earnings for that period.

          "The successful execution of our strategy and

     strong performance of our businesses have delivered 13

     consecutive quarters of record earnings," said J. Wayne

     Leonard, Entergy's chief executive officer. "We've yet

     to realize all the upside potential in these

     businesses, and we will capture every available

     opportunity to create tangible value for our

     shareholders. Key achievements of the second quarter

     include the following:

     - Axia Energy, the trading arm of our Entergy-Koch

       venture, made a strong contribution to earnings in its first full quarter of operations.

     - Our competitive nuclear business contributed solid

       earnings, in spite of scheduled refueling outages at two of those plants, and set plant records for quick completion of those outages with no recordable safety incidents.

     - Entergy also set industry records for refueling outages

       at two nuclear plants serving our utility business, and the

       Nuclear Regulatory Commission approved a 20-year extension on the license for one of those plants, Unit 1 at Arkansas

       Nuclear One.

     - The utility continued to improve reliability, with

       reliability complaints down 33 percent in second quarter

       2001 compared to the same period a year ago. And for the

       twelve months ended June this year, average outage frequency and average outage duration decreased 6 percent and 7

       percent, respectively, over the same period in 2000."

                     Utility Operations

          In the second quarter of 2001, as reported and

     operational utility earnings were $168.5 million, or 74

     cents per share, compared with $178.4 million, or 78

     cents per share, for the same period in 2000. There were

     no special items included at the utility in either

     quarter.

     The slight decrease in earnings was due primarily to

     milder weather in the second quarter of 2001, compared

     with second quarter 2000, when much warmer than normal

     weather contributed 10 cents to earnings per share. In

     addition, higher fuel prices and sluggish economic

     conditions reduced usage and revenues particularly in

     the industrial sector. The impact of reduced revenues

     was partially offset by lower operation and maintenance

     expenses in 2001.

            Competitive Non-Regulated Businesses

          Earnings per share from Entergy's competitive

     businesses increased by 107 percent over those reported

     a year ago, when a one-time gain in second quarter 2000

     is excluded. On an as reported basis, the competitive

     businesses earned $63.3 million, or 29 cents per share,

     in second quarter 2001, compared with $44.6 million, or

     20 cents per share, earned in the same period of 2000.

     Second quarter 2000 earnings included a 6 cents per

     share gain recorded at Entergy Wholesale Operations on

     the sale of the Freestone project.

          Entergy Nuclear earned $33.1 million, or 15 cents

     per share, compared to $12.1 million, or 5 cents per

     share, in second quarter 2000.  The increased earnings

     were due primarily to the addition of Indian Point 3

     and FitzPatrick nuclear units acquired in late 2000 and

     lower operating expenses during second quarter 2001 due

     to refueling outages and the timing of other operation

     and maintenance expense. The significant increase in

     earnings was achieved in spite of scheduled refueling

     outages completed during second quarter 2001 at the

     Pilgrim Nuclear Station and Indian Point 3 resulting in

     each unit being out of service for nearly one-third of

     the quarter. These outages were completed in 28 days at

     Pilgrim and 26 days at Indian Point 3, which were

     record refueling outage times for both units.

          Entergy-Koch completed its first full  quarter  of

     operations and contributed $43.5 million, or 20  cents,

     to earnings per share. This compares to $5.4 million or

     3   cents  per  share,  contributed  by  Entergy  Power

     Marketing  Corp. in second quarter 2000.  Axia  Energy,

     Entergy-Koch's   trading  and   marketing   subsidiary,

     contributed the majority of the quarter's earnings.

          Entergy Wholesale Operations recorded a loss of

     $13.3 million, or 6 cents per share, in second quarter

     2001 on an operational basis as compared with earnings

     of $13.8 million, or 6 cents per share, in second

     quarter 2000. Earnings per share were positively

     impacted in 2000 by the receipt of liquidated damages on

     the Saltend project in the United Kingdom. The impact of

     unfavorable market conditions in the U.K. during second

     quarter 2001 was partially offset by a gain of 3 cents

     per share on the sale of DeSoto, a development site in

     Florida.

                       Parent & Other

          Parent & Other earnings were 3 cents per share in

     second quarter 2001, as compared with 6 cents per share

     in second quarter 2000. The decrease in second quarter

     2001 was due primarily to lower investment income as a

     result of a combination of reduced investment balances

     and investment yields.

                           Outlook

          "Through the first half of 2001 our financial

     results remain very solid, fortified in particular by

     the performance of our nuclear and trading businesses,"

     said C. John Wilder, Entergy's chief financial officer.

     "These businesses have yielded a substantial year-over-

     year increase in their operational contribution and the

     utility continues to provide strong earnings and cash

     flow. We enter the second half of the year highly

     confident of our opportunities for the remainder of

     2001 and beyond. We are reaffirming our current

     guidance for 2001 at $3.00 to $3.20 per share and $3.30

     to $3.50 for the year 2002, exclusive of the impact of

     weather in both periods."

          Entergy Corporation, with annual revenues of more

     than $10 billion, is a major global energy company

     engaged in power production, distribution operations,

     and related diversified services, with more than 13,800

     employees. Entergy owns, manages, or invests in power

     plants generating more than 30,000 megawatts of

     electricity domestically and internationally, and

     delivers electricity to about 2.6 million customers in

     portions of Arkansas, Louisiana, Mississippi, and

     Texas. Through Entergy-Koch, L.P., it is also a leading

     provider of wholesale energy marketing and trading

     services.

                            -30-

         Entergy's online address is www.entergy.com

The  following  constitutes a "Safe Harbor" statement  under the  Private  Securities  Litigation  Reform  Act  of  1995:
Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. and their affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, the onset of competition, including the ability to recover net regulatory assets and other potential stranded costs, the effects of recent developments in the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.

                     ENTERGY CORPORATION
                    Earnings at a glance





 Second Quarter                     2001         2000          %

 Operating Revenues              $2,495.28      $2,137.79     16.7
 As Reported Earnings            $  238.91      $  237.19      0.7
 As Reported Earnings per        $    1.06      $    1.04      1.9
   diluted share*
 Operational Earnings per        $    1.06      $    0.98      8.2
   diluted share


 *Includes Special Items (EPS):
  EWO - Gain on sale of          $       -      $    0.06
   Freestone Project             ---------      ---------

  Total                          $       -      $    0.06
                                 =========      =========




 Year to Date                       2001           2000         %

 Operating Revenues              $5,147.70      $3,949.28     30.3
 As Reported Earnings            $  393.06      $  336.05     17.0
 As Reported Earnings per        $    1.75      $    1.45     20.7
  diluted share*
 Operational Earnings per        $    1.81      $    1.46     24.0
  diluted share


 *Includes Special Items (EPS):
  Merger  expenses                  $(0.06)          -
  EWO - Gain on sale of
   Freestone Project                   -          $ 0.06
  Regulatory & reserve                 -           (0.07)
   adjustments
                                    ------        ------
  Total                             $(0.06)       $(0.01)
                                    ======        ======


Note - dollars in millions except per share amounts, which are actual.


                           Entergy Corporation
                      Consolidated Income Statement
                        Three Months Ended June 30
                              (in thousands)
                                                                  2001         2000       % Inc/(Dec)
                                                                        (unaudited)
Operating Revenues:
     Domestic electric                                          $1,990,838    $1,664,688     19.6
     Natural gas                                                    30,548        28,396      7.6
     Competitive businesses                                        473,890       444,704      6.6
                                                                ----------    ----------
                      Total                                      2,495,276     2,137,788     16.7
                                                                ----------    ----------
Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                          1,025,619       464,436    120.8
         Purchased power                                           245,895       502,521    (51.1)
         Nuclear refueling outage expenses                          23,077        16,629     38.8
         Other operation and maintenance                           448,610       450,223     (0.4)
     Decommissioning                                                 8,903         6,169     44.3
     Taxes other than income taxes                                  89,662        83,540      7.3
     Depreciation and amortization                                 183,372       178,749      2.6
     Other regulatory charges (credits) - net                        8,389       (5,900)   (242.2)
     Amortization of rate deferrals                                  4,699         7,883    (40.4)
                                                                ----------    ----------
                      Total                                      2,038,226     1,704,250     19.6
                                                                ----------    ----------

Operating Income                                                   457,050       433,538      5.4
                                                                ----------    ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                                6,644         8,041    (17.4)
     Gain (loss) on sales of assets - net                           11,759        21,057    (44.2)
     Equity in earnings of unconsolidated equity affiliates         70,780             -      -
     Miscellaneous - net                                            46,527        73,651    (36.8)
                                                                ----------    ----------
                      Total                                        135,710       102,749     32.1
                                                                ----------    ----------

Interest and Other Charges:
     Interest on long-term debt                                    130,732       118,462     10.4
     Other interest - net                                           51,386        23,369    119.9
     Dividends on preferred securities of subsidiaries               4,709         4,709      -
     Allowance for borrowed funds used during
         construction                                               (5,492)       (5,889)     (6.7)
                                                                ----------    ----------
                      Total                                        181,335       140,651     28.9
                                                                ----------    ----------

Income Before Income Taxes                                         411,425       395,636      4.0
Income Taxes                                                       165,842       149,863     10.7
                                                                ----------    ----------

Consolidated Net Income                                            245,583       245,773     (0.1)
Preferred dividend requirements of subsidiaries and other            6,677         8,581    (22.2)
                                                                ----------    ----------
Earnings Applicable to Common Stock                               $238,906      $237,192      0.7
                                                                ==========    ==========
Earnings Per Average Common Share:
     Basic                                                           $1.08         $1.04      3.8
     Diluted                                                         $1.06         $1.04      1.9
Average Number of Common Shares Outstanding:
     Basic                                                     221,113,598   228,097,385
     Diluted                                                   225,706,421   228,152,627


                              Entergy Corporation
                         Consolidated Income Statement
                           Six Months Ended June 30
                                 (in thousands)
                                                                  2001           2000      % Inc/(Dec)
                                                                        (unaudited)
Operating Revenues:
     Domestic electric                                          $3,863,383     $3,017,570     28.0
     Natural gas                                                   140,931         74,292     89.7
     Competitive businesses                                      1,143,388        857,418     33.4
                                                                ----------     ----------
                      Total                                      5,147,702      3,949,280     30.3
                                                                ----------     ----------
Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                          2,151,481        962,190    123.6
         Purchased power                                           609,774        872,064    (30.1)
         Nuclear refueling outage expenses                          40,283         35,186     14.5
         Other operation and maintenance                           919,069        827,634     11.0
     Decommissioning                                                17,804         17,106      4.1
     Taxes other than income taxes                                 192,125        163,158     17.8
     Depreciation and amortization                                 386,448        357,025      8.2
     Other regulatory charges (credits) - net                        3,546       (20,506)   (117.3)
     Amortization of rate deferrals                                  9,153         15,279    (40.1)
                                                                ----------     ----------
                      Total                                      4,329,683      3,229,136     34.1
                                                                ----------     ----------

Operating Income                                                   818,019        720,144     13.6
                                                                ----------     ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                               11,587         15,735    (26.4)
     Gain (loss) on sales of assets - net                           12,348         21,574    (42.8)
     Equity in earnings of unconsolidated equity affiliates         95,543              -       -
     Miscellaneous - net                                           102,220        102,633     (0.4)
                                                                ----------     ----------
                      Total                                        221,698        139,942     58.4
                                                                ----------     ----------

Interest and Other Charges:
     Interest on long-term debt                                    259,703        232,121     11.9
     Other interest - net                                           99,300         43,652    127.5
     Dividends on preferred securities of subsidiaries               9,419          9,419       -
     Allowance for borrowed funds used during
         construction                                               (9,431)       (11,977)   (21.3)
                                                                ----------     ----------
                      Total                                        358,991        273,215     31.4
                                                                ----------     ----------

Income Before Income Taxes                                         680,726        586,871     16.0
Income Taxes                                                       274,272        232,688     17.9
                                                                ----------     ----------

Consolidated Net Income                                            406,454        354,183     14.8
Preferred dividend requirements of subsidiaries and other           13,393         18,131    (26.1)
                                                                ----------     ----------
Earnings Applicable to Common Stock                               $393,061       $336,052     17.0
                                                                ==========     ==========
Earnings Per Average Common Share:
     Basic                                                           $1.78          $1.45     22.8
     Diluted                                                         $1.75          $1.45     20.7
Average Number of Common Shares Outstanding:
     Basic                                                     220,518,674    232,352,915
     Diluted                                                   224,749,374    232,382,112


                                Entergy Corporation
                          Consolidated Income Statement
                           Twelve Months Ended June 30
                                  (in thousands)
                                                                  2001          2000     % Inc/(Dec)
                                                                         (unaudited)
Operating Revenues:
     Domestic electric                                          $8,065,500   $6,437,280     25.3
     Natural gas                                                   232,511      124,766     86.4
     Steam products                                                      -          286   (100.0)
     Competitive businesses                                      2,916,560    2,203,849     32.3
                                                               -----------   ----------
                      Total                                     11,214,571    8,766,181     27.9
                                                               -----------   ----------
Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                          3,835,126    2,155,987     77.9
         Purchased power                                         2,400,591    2,263,923      6.0
         Nuclear refueling outage expenses                          75,609       74,422      1.6
         Other operation and maintenance                         1,992,748    1,750,073     13.9
     Decommissioning                                                40,182       39,662      1.3
     Taxes other than income taxes                                 399,310      336,320     18.7
     Depreciation and amortization                                 775,549      694,358     11.7
     Other regulatory charges (credits) - net                       27,733        4,898    466.2
     Amortization of rate deferrals                                 24,265       42,126    (42.4)
                                                               -----------   ----------
                      Total                                      9,571,113    7,361,769     30.0
                                                               -----------   ----------

Operating Income                                                 1,643,458    1,404,412     17.0
                                                               -----------   ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                               27,873       32,268    (13.6)
     Gain (loss) on sales of assets - net                          (17,192)      32,199   (153.4)
     Equity in earnings of unconsolidated equity affiliates         95,545            -      -
     Miscellaneous - net                                           172,809      197,040    (12.3)
                                                               -----------   ----------
                      Total                                        279,035      261,507      6.7
                                                               -----------   ----------

Interest and Other Charges:
     Interest on long-term debt                                    504,654      466,302      8.2
     Other interest - net                                          136,877       80,640     69.7
     Dividends on preferred securities of subsidiaries              18,838       18,838      0.0
     Allowance for borrowed funds used during
         construction                                              (21,567)     (24,157)   (10.7)
                                                               -----------   ----------
                      Total                                        638,802      541,623     17.9
                                                               -----------   ----------

Income Before Income Taxes                                       1,283,691    1,124,296     14.2
Income Taxes                                                       520,505      457,752     13.7
                                                               -----------   ----------

Consolidated Net Income                                            763,186      666,544     14.5
Preferred dividend requirements of subsidiaries and other           26,883       39,993    (32.8)
                                                               -----------   ----------
Earnings Applicable to Common Stock                               $736,303     $626,551     17.5
                                                               ===========   ==========
Earnings Per Average Common Share:
     Basic                                                           $3.34        $2.63     27.0
     Diluted                                                         $3.28        $2.63     24.7
Average Number of Common Shares Outstanding:
     Basic                                                     220,696,148  238,003,322
     Diluted                                                   224,508,672  238,343,449

                           Entergy Corporation
              U.S. Utility Electric Energy Sales & Customers

                        Three Months Ended June

                                       2001        2000        %
                                        (Millions of kwh)
Electric Energy Sales:
Residential                             6,733       6,857       (1.8)
Commercial                              5,908       5,880        0.5
Governmental                              630         635       (0.8)
Industrial                             10,710      11,021       (2.8)
                                      -------     -------
    Total to Ultimate Customers        23,981      24,393       (1.7)
Wholesale                               2,182       2,523      (13.5)
                                      -------     -------
    Total Sales                        26,163      26,916       (2.8)
                                      =======     =======

                         Six Months Ended June

                                    2001        2000        %
                                          (Millions of kwh)
Electric Energy Sales:
Residential                         14,269     13,369        6.7
Commercial                          11,482     11,160        2.9
Governmental                         1,245      1,222        1.9
Industrial                          21,022     21,638       (2.8)
                                   -------    -------
    Total to Ultimate Customers     48,018     47,389        1.3
Wholesale                            4,631      4,795       (3.4)
                                   -------    -------
    Total Sales                     52,649     52,184        0.9
                                   =======    =======

                       Twelve Months Ended June

                                     2001        2000        %
                                        (Millions of kwh)
Electric Energy Sales:
Residential                          32,898     30,733       7.0
Commercial                           24,980     24,025       4.0
Governmental                          2,627      2,573       2.1
Industrial                           43,339     44,145      (1.8)
                                    -------    -------
    Total to Ultimate Customers     103,844    101,476       2.3
Wholesale                             9,835     10,205      (3.6)
                                    -------    -------
    Total Sales                     113,679    111,681       1.8
                                    =======    =======


                                  June

                                      2001          2000          %
Electric Customers  (Year to date average):
Residential                         2,215,321     2,199,803        0.7
Commercial                            294,675       287,125        2.6
Governmental                           14,614        14,257        2.5
Industrial                             39,538        40,477       (2.3)
                                    ---------     ---------
    Total to Ultimate Customers     2,564,148     2,541,662        0.9
Wholesale                                  39            40       (2.5)
                                    ---------     ---------
    Total Customers                 2,564,187     2,541,702        0.9
                                    =========     =========